SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                             CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 12, 1994
                                                ------------------


                     The CIT Group Holdings, Inc.
- ------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


   Delaware           1-1861                  13-2994534
- ------------------------------------------------------------------
 (State or other     (Commission             (IRS Employer
  jurisdiction of     File Number)             Identification No.)
  incorporation)


                      1211 Avenue of the Americas
                       New York, New York  10036
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Registrant's telephone number, including area code (212) 536-1950
                                                   ---------------



- ------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

         See attached press release.

                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE CIT GROUP HOLDINGS, INC.
                                      ------------------------------
                                             (Registrant)


                                      By /s/ JOSEPH J. CARROLL
                                        ----------------------------
                                        Joseph J. Carroll
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  April 12, 1994

                                               NEWS
(THE CIT GROUP, INC. LETTERHEAD)
                                               Joseph J. Carroll
                                               Chief Financial Officer
                                               (201)740-5214



FROM:  THE CIT GROUP HOLDINGS, INC.
       1211 AVENUE OF THE AMERICAS
       NEW YORK, NY  10036


FOR IMMEDIATE RELEASE
- ---------------------


       THE CIT GROUP REPORTS RECORD EARNINGS IN 1994 FIRST QUARTER
       -----------------------------------------------------------

                           OF $48.0 MILLION;
                           ----------------

            10.3 PERCENT INCREASE OVER 1993 FIRST QUARTER
            ---------------------------------------------

     NEW YORK, NEW YORK, APRIL 12, 1994 --- The CIT Group Holdings, Inc., one of the nation's leading asset-based finance companies, today reported record net income of $48.0 million for the first quarter ended March 31, 1994, an increase of 10.3 percent from the $43.5 million reported for the first quarter of 1993. The rise in earnings was principally due to improved net interest and other revenue, reflecting the excellent finance receivables growth over the past year.

"CIT's improved performance and growth is a reflection of the overall improvement in the U.S. economy," said Albert R. Gamper, Jr., CIT president and CEO. "This improvement looks very sustainable for 1994 unless the recent rise in interest rates discourages business and consumer spending," he added.

During the first quarter, CIT completed the acquisition of Barclays Commercial Corporation, a major provider of factoring, commercial finance and credit-related services, from the Barclays Group. The acquisition added over $700.0 million in finance receivables and affirms CIT's leadership position in the factoring industry.

OTHER HIGHLIGHTS:
- -   Financing and leasing assets totaled $14.3 billion, up 7.1 percent from $13.4 billion at December 31, 1993 and 13.5
percent from $12.6 billion at March 31, 1993.  The increase
from year-end reflects continued growth from new business financings in most operating units, the acquisition of Barclays Commercial Corporation and a seasonal increase in factored receivables.
- -   Net interest revenue rose to $175.1 million in the first
quarter of 1994, up 7.4 percent from $163.0 million in the
first quarter of 1993, reflecting earnings on the higher level of financing and leasing assets, offset in part by reduced
interest rate margins as rates charged on earning assets
increased more slowly than rates paid on the related
liabilities.
- -   Gains on asset sales were $7.6 million, up sharply from $1.3 million in the first quarter of 1993 and included a gain from securitizing $150 million of recreation vehicle receivables in January 1994.
- -   Operating expenses before the provision for credit losses
totaled $80.5 million, 2.47 percent of average financing and leasing assets, versus $67.7 million, 2.29 percent of average financing and leasing assets in the first quarter of 1993. The increases are primarily attributable to several factors, including the recently completed Barclays acquisition,
continued expansion of the Consumer Finance operation, and
certain non-recurring charges associated with restructuring the Sales Financing sales office network.
- -   Net charge-offs for the first quarter of 1994 were $25.8
million, 0.80 percent of average finance receivables, compared to $22.4 million, 0.75 percent of average finance receivables for the first quarter of 1993.
- -   Finance receivables past due 60 days or more fell to $198.2 million (1.46 percent of finance receivables) at March 31,
1994, down from $216.1 million (1.71 percent of finance receivables) at December 31, 1993. Past due receivables on nonaccrual status declined to $105.6 million (0.78 percent of finance receivables) at March 31, 1994 from $139.9 million
(1.11 percent of finance receivables) at year-end 1993.
- -   Assets received in the settlement of loans were $79.5 million at March 31, 1994, compared to $87.0 million at December 31,
1993.

      The CIT Group Holdings, Inc., one of the nation's largest asset-based lenders, is owned 60 percent by The Dai-Ichi Kangyo Bank Limited, the largest bank in the world, and 40 percent by Chemical Banking Corporation, one of the largest bank holding companies in the United States.
                             # # #
      (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                        THE CIT GROUP HOLDINGS, INC.

                              AND SUBSIDIARIES

                       CONSOLIDATED INCOME STATEMENTS

                        (Dollar Amounts in Thousands)


                                      Three Months Ended

                                           March 31
                          -------------------------------------------
                             1994      % to AEA      1993     % to AEA
                          -----------  --------  -----------  --------
Interest and fees earned  $   303,910    9.23%*  $   287,681   9.55%*
Interest expense              128,840    3.86 *      124,686   4.04 *
                          -----------  ------    -----------  -----

Net interest revenue          175,070    5.37        162,995   5.51
                          -----------  ------    -----------  -----

Gains on asset sales            7,625     .24          1,272    .04

Salaries and employee benefits 43,250    1.33         37,774   1.28
Other operating expenses       37,299    1.14         29,896   1.01
                          -----------  ------    -----------  -----

  Operating expenses before
   provision for credit losses 80,549    2.47         67,670   2.29

Provision for credit losses
 on net charge-offs            25,805     .80 **      22,387    .75 **
Provision for credit losses
 for reserve change              (924)   (.03)         1,914    .06
                           ----------  ------    -----------  -----

  Provision for credit losses  24,881     .77         24,301    .82
                             --------  ------    -----------  -----

  Total operating expenses    105,430    3.24         91,971   3.11
                          -----------  ------    -----------  -----

Income before provision for
  income taxes                 77,265    2.37         72,296   2.44

Provision for income taxes     29,230     .89         28,764    .97
                          -----------  ------    -----------  -----

  Net income              $    48,035    1.48%   $    43,532   1.47%
                          -----------  ------    -----------  -----
                          -----------  ------    -----------  -----
Average financing and
 leasing assets (AEA)     $13,024,231            $11,837,338

Average finance receivables$12,850,556           $11,891,369

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                             THE CIT GROUP HOLDINGS, INC.

                                   AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS

                            (Dollar Amounts in Thousands)

                                           March 31,     December 31,
                                             1994           1993
                                          -----------    ------------

ASSETS
- ------
FINANCING AND LEASING ASSETS
Finance receivables (net of unearned
 finance income of $1,438,677
 and $1,482,069)
CORPORATE FINANCE
Capital Equipment Financing               $ 4,270,205    $ 4,394,528
Business Credit                             1,228,345      1,282,133
Credit Finance                                690,761        645,642
                                          -----------    -----------
                                            6,189,311      6,322,303
DEALER AND MANUFACTURER FINANCING
Industrial Financing                        3,900,134      3,880,991
Sales Financing and Consumer Finance        1,536,750      1,438,865
                                          -----------    -----------
                                            5,436,884      5,319,856
FACTORING
Commercial Services                         1,963,950        981,935
                                          -----------    -----------
  Finance receivables                      13,590,145     12,624,094
Reserve for credit losses                    (180,046)      (169,378)
                                          -----------    -----------
  Net finance receivables                  13,410,099     12,454,716

Equipment under operating lease, net          738,733        751,901
                                          -----------    -----------
  Net financing and leasing assets         14,148,832     13,206,617

CASH AND CASH EQUIVALENTS
Cash                                           49,153        101,554
Interest-bearing deposits                      17,000           -
                                          -----------    -----------
  Cash and cash equivalents                    66,153        101,554

OTHER ASSETS                                  391,261        420,310
                                          -----------    -----------
  TOTAL ASSETS                            $14,606,246    $13,728,481
                                          -----------    -----------
                                          -----------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
DEBT
Commercial paper                          $ 6,202,936    $ 6,516,139
Variable rate notes                         2,187,500      1,686,500
Fixed rate notes                            2,385,000      2,392,500
Subordinated fixed rate notes                 300,000        200,000
                                          -----------    -----------
  Total debt                               11,075,436     10,795,139

Credit balances of factoring clients        1,009,940        521,728
Accrued liabilities and payables              410,370        324,520
Deferred Federal income taxes and
  investment tax credits                      394,826        394,859
                                          -----------    -----------
  Total liabilities                        12,890,572     12,036,246

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
 outstanding - 1,000 shares                   250,000        250,000
Paid-in capital                               408,320        408,320
Retained earnings                           1,057,354      1,033,915
                                          -----------    -----------
  Total stockholders' equity                1,715,674      1,692,235
                                          -----------    -----------
  TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                                $14,606,246    $13,728,481
                                          -----------    -----------
                                          -----------    -----------